Exhibit 99

Name: MHR Capital Partners Master Account LP

Address: 40 West 57th Street, 24th Floor
         New York, New York 10019

Designated Filer:  Mark H. Rachesky, M.D.

Issuer and Ticker Symbol:  Emisphere Technologies, Inc. (EMIS)

Date of Event Requiring Statement:  04/7/2006

Signature:  MHR CAPITAL PARTNERS MASTER ACCOUNT LP

            By: MHR Advisors LLC,
                as General Partner

                 By: /s/ Hal Goldstein
                     --------------------
                     Name:  Hal Goldstein
                     Title: Vice President



                                                            Exhibit 99, cont'd

Name: MHR Institutional Advisors II LLC

Address: 40 West 57th Street, 24th Floor
         New York, New York 10019

Designated Filer:  Mark H. Rachesky, M.D.

Issuer and Ticker Symbol:  Emisphere Technologies, Inc. (EMIS)

Date of Event Requiring Statement:  04/7/2006

Signature:  MHR INSTITUTIONAL ADVISORS II LLC


            By:  /s/ Hal Goldstein
                 --------------------
                 Name:  Hal Goldstein
                 Title: Vice President



                                                            Exhibit 99, cont'd

Name: MHR Advisors LLC

Address: 40 West 57th Street, 24th Floor
         New York, New York 10019

Designated Filer:  Mark H. Rachesky, M.D.

Issuer and Ticker Symbol:  Emisphere Technologies, Inc. (EMIS)

Date of Event Requiring Statement:  04/7/2006

Signature:  MHR ADVISORS LLC


            By:  /s/ Hal Goldstein
                 --------------------
                 Name:  Hal Goldstein
                 Title: Vice President